Exhibit 10.08
***** CONFIDENTIAL TREATMENT REQUESTED
WIRELESS GAMES AGREEMENT
THIS AGREEMENT is made the 8th day of December 2004

between:	Celador International Limited
39 Long Acre
London, WC2E 9LG

whose principal place of business is England and is a company registered in England with company number 02719242

(“Celador”) of the one part

and	Macrospace Limited
Priory House
6 Wrights Lane,
London W8 6TA
United Kingdom

whose principal place of business is England and is a company registered in England with company number 4223253

(“MACROSPACE”) of the other part
Each a “Party” and together the “Parties”
Whereas
(A)	Celador and Celador Productions Limited (“CPL”) variously own and/or control the intellectual property rights and other rights in the Format (as defined below) and in an original television programme broadcast in the United Kingdom based on the Format entitled “Who Wants To Be A Millionaire?” (the “Programme”) as well as the copyright and all other rights in the Programme.

(B)	MACROSPACE has expertise in the development and provision of interactive games, which may be accessed and played via wireless delivery systems.

(C)	Celador wishes to engage MACROSPACE to develop and provide the Game (as hereinafter defined) to MNO’s (as hereinafter defined) and WSP’s (as hereinafter defined) and MACROSPACE has agreed to develop and provide the Game on and in accordance with the following terms and conditions.
Now it is agreed as follows
1	Definitions
1.1	In the context of this Agreement the words and phrases below shall have the following meanings:

“Business Days”	means Monday to Friday inclusive, excluding bank holidays and public holidays in the relevant Territory;

*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

“Confidential Information”	means all information (whether or not specifically labelled or identified as confidential), in any form or medium, that is disclosed to or learned by a receiving party during the relevant Term and that relates to the business, products, intellectual property rights, research or development of the other party (the “Disclosing Party”), its suppliers, distributors or customers. Without limitation, Confidential Information includes:

(i)	internal business information including, without limitation, information relating to strategic and staffing plans and practices, business, marketing and sales plans, training practices, cost, rate and pricing structures and/or account methods;

(ii)	specific contractual arrangements with, and information about the Disclosing Party’s suppliers, distributors and customers;

(iii)	compilations of data (including, without limitation, the form or format of information that may include information otherwise not deemed confidential) and analyses, processes, techniques, systems, formulae, documentation, models, data and data bases relating thereto;

(iv)	trade secrets, ideas, inventions, designs, developments, devices, methods, processes and systems (whether or not patentable or able to be protected by copyright and whether or not reduced to practice or fixed in a tangible medium);

(v)	any information which the receiving party knows or ought to know is regarded by the Disclosing Party as the Disclosing Party’s Confidential Information; and/or

(vi)	any information which is identified as confidential by the Disclosing Party including, without limitation, this Agreement;

“Celador Guidelines”	means the following items:

(i)	the international brand guidelines document supplied by Celador to MACROSPACE in accordance with clause 4.1 below which sets out guidelines as to the permitted use of the Celador Marks; and

(ii)	the Celador Logos & Graphics CD;

“Celador Logos & Graphics CD”	means the international digital logos and graphics CD-Rom supplied by Celador to MACROSPACE in accordance with clause 4.1 below which contains, amongst other things, Mac and PC versions of the Local Series Logo(s) and the Lozenge Graphics;

“Celador Marks”	means the Celador name, logos (including, but not limited to, the Local Series Logo(s)), marks, signs, designs, pictures, text, templates and visual graphics (including, but not limited to, the Lozenges Graphics) including all items detailed and contained in the Celador Guidelines in hard or soft copy form and any updated versions of the same as supplied by Celador to MACROSPACE from time to time during the relevant Term;

“Celador Share”	means *****% (***** per cent) of Net Distributable Revenues in Celador Territories and *****% (***** per cent) of Net Distributable Revenues in MACROSPACE Territories;

“Celador Territories”	means any territory in which Celador is in negotiations with and/or enters into an agreement for the provision of the Game as set out in Schedule 2 Part A;

“Commencement Date”	means 20th October 2004;

“Content”	means the Celador Marks, the Celador Guidelines and the Music Package collectively;

“Contestant(s)”	means end users and/or subscribers of MNO’s and WSP’s;

“Net Distributable Revenues”	means Net Revenue less the Permitted Deductions

“Escrow Agreement”	means the Escrow Agreement as more particularly detailed in clause 8.3;

“Format”	means the basic underlying literary, dramatic, musical or other material including the idea, title, theme, concept and structure and any distinguishing features of the quiz show entertainment series known as “Who Wants To Be A Millionaire?” whether or not in existence now or in the future and which for the purposes of this Agreement shall include the IPR;

“Game”	means an interactive single player stand-alone game (in object code form) with connected features including ‘game to server’ interactions but excluding multiplayer or P2P elements based on the Format, the Programme, the Local Series and in the Language which may be downloaded from platforms of WSP’s and MNO’s and accessed and played by Contestants via Java enabled mobile devices and otherwise in accordance with the Specification. For the avoidance of doubt this definition of Game excludes any black and white and colour WAP game and/or stand alone SMS game based on the WWTBAM Format and the Programme and/or multi player/one on one (P2P) game with a wagering element based on or containing elements of the WWTBAM Format and the Programme;

“Gross Revenue”	means all revenue arising in respect of the operation of the Game during the relevant Term in the applicable Celador Territories and MACROSPACE Territories;

“Internet”	means the computer network of services and files containing text and graphics accessible through use of hypertext transfer protocol;

“IPR” or “Intellectual Property Rights”	means all patents, unpatented inventions, registered and unregistered designs and design rights, copyrights (including, without limitation, rights in computer software) database right, topography rights, domain names, trade marks, service marks trade names, rights in trade secrets, know-how including applications or the right to apply for the foregoing and all other intellectual property rights of any nature whatsoever and all rights of a similar nature or having similar effect, throughout the world whether registered or unregistered, whether now existing or in the future created;

*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

“Language”	means the language of the Local Series in the relevant Territory as set out in Part E of Schedule 1 and 2;

“Launch”	means the date of the live launch of the Game in a particular Territory (including commercial testing or trialling) as specified in Part G of Schedule 1 and 2;

“Local Series”	means episodes of the various local series based on the Format in the relevant Territory, as specified in Part B of Schedule 1 and 2;

“Local Series Logos”	means the circular device identifying the Local Series in each Territory, copies of which are reproduced at Part D of Schedule 1 and 2;

“Local Series Title”	means the local language translation of the title “Who Wants To Be A Millionaire?” in each Territory or such other title as advised by Celador from time to time during the relevant Term as set out in Part C of Schedule 1 and 2;

“Lozenge Graphics”	the graphics used predominantly in the presentation of questions and answers in the Programme and contained, in soft copy form, in the Celador Logos & Graphics CD;

“MACROSPACE Share”	means *****% (***** per cent) of Net Distributable Revenues in the Celador Territories and *****% (***** per cent) of Net Distributable Revenues in the MACROSPACE Territories;

“MACROSPACE Territories”	means the territories set out in Schedule 1 Part A;

“Marketing Activities”	means direct publicity, advertising, marketing and promotion of the Game in the MACROSPACE Territories by the MNO and/or the WSP during the Term in accordance with the provisions of this Agreement in the following media:

(i)	in the MNO’s and/or WSP’s publicity, advertising, marketing and promotional materials (the “Marketing Materials” ); and

(ii)	on the Internet and by way of banners and buttons;

(iii)	by way of an on-air advertising and promotions;

(iv)	in any other media;

“MNO”	means any operator of a mobile telecommunications network in the Territory through which through which the Game is supplied;

“Music Package”	means all necessary recordings of music and music effects comprised in the Format provided by Celador to MACROSPACE in CD form and any updated versions of the same as previously supplied by Celador to MACROSPACE;

“Music Royalty”	means as defined in the Music Synchronisation Licence;

“Music Royalty”	means an amount representing *****% of Net Revenue in the Celador Territories and the Macrospace Territories respectively due and payable to Lusam Music Limited by both Parties which may be deducted by Celador and Macrospace as a Permitted

*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

Deduction prior to distribution of the Celador Share and the Macrospace Share.

“Music Synchronisation Licence”	means the licence for Synchronisation between MACROSPACE and Lusam Music Limited set out in Schedule 7;

“Net Revenue”	means Gross Revenue less (i) any MNO and/or WSP’s share and (ii) any taxes, charges and/or duties payable by MACROSPACE and/or Celador and/or any other Party in the receipt of payment of sums due under this Agreement;

“New Edition(s)”	means any new versions of the Game developed by MACROSPACE in accordance with the Time Table;

“Permitted Deductions”	means in respect of each of the Celador Territories and the MACROSPACE Territories (i.) any QA testing costs associated with the Vodafone Group, ; (ii) the Music Royalty (iii) costs of questions (iv) all costs in relation to Escrow Agreement (50% (fifty) per cent to be borne by each Party);

“Prohibited Carriers”	means those MNO’s set out in Schedule 5 to which MACROSPACE shall not distribute and/or publish the Game without the prior written authorisation of Celador;

“Prohibited Territories”	means those territories set out in Schedule 3 and/or any other territory notified by Celador to MACROSPACE during the Term in which MACROSPACE shall not distribute and/or publish the Game without the prior written authorisation of Celador;

“Questions”	means no greater than 500 (five hundred) general knowledge questions in respect of each territory in the Territory together with four possible answers per question to be included in the Game and/or New Editions in the Local Language;

“Schedule”	means a schedule attached to this Agreement;

“Services”	means any connectivity, hosting, software development and provision of software services provided by the Service Providers and/or MACROSPACE enabling the access and provision of the Game by an MNO and/or a WSP in a particular Territory;

“Service Level Agreement”	means the agreed levels of Technical Support to be provided by MACROSPACE under this Agreement in the MACROSPACE Territories and the Celador Territories respectively as set out in Schedules 1 and 2;

“Service Providers”	means any third parties contracted by MACROSPACE to provide the Services;

“Source Code”	means all computer code written by MACROSPACE in connection with the Game and/or New Editions pursuant to this Agreement, including, without limitation, a full source language statement, with all related flow charts, schematics and annotations, sufficient to allow a reasonably skilled third party analyst or programmer to complete, maintain or enhance the Game without the help of any other person or reference to any other material as well as with respect to all modification, enhancements or alterations made by MACROSPACE to the Game and/or New Editions;

“Specification”	means the functional and technical specification for the Game, as well as any related software agreed by MACROSPACE and Celador in respect of each individual Territory set out in Part F of Schedule 1 and 2;

“Synchronisation”	means the addition of the Music Package to any graphics or images strictly in connection with the Game and the Marketing Activities permitted hereunder;

“Technical Support”	means the technical support and maintenance to be provided by MACROSPACE in respect of the Game in the Territory in accordance with the Service Level Agreement;

“Term”	means ***** from the Commencement Date;

“Territory”	means the Celador Territories and the MACROSPACE Territories;

“Time Table”	means the agreed dates for launch of the New Editions set out in Schedule 4;

“Usage Information”	means the billing and end-usage information regarding Contestants including but not limited to trend analysis, frequency of access and play, as well as date and time of play of the Game to be provided to Celador by MACROSPACE and such other reports as Celador may reasonably request from time to time,

“WAP”	means Wireless Application Protocol being a specification for a set of communication protocols, which enables Internet access via wireless devices, including but not limited to mobile telephones;

“WSP”	means any on-line provider of mobile games content downloadable to mobile devices.
1.2	In this Agreement unless the context requires otherwise:
(a)	the singular shall include the plural and vice versa and the masculine gender shall include the feminine and neuter and vice versa;

(b)	the headings in this Agreement are for convenience only and shall not affect the interpretation or construction of this Agreement;

(c)	words denoting persons shall include incorporated and unincorporated bodies or partnerships and include reference to that person’s legal representatives, successors and permitted assigns;

(d)	all Schedules shall form part of this Agreement save that, in the event of any discrepancy between the terms of this Agreement and the Schedules, the terms of this Agreement shall prevail;

(e)	references to any clause or sub-clause is to a clause or sub-clause of this Agreement unless stated otherwise; and

*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

(f)	reference to any statute, statutory provision or regulation includes a reference to that statute, statutory provision or regulation as from time to time amended, extended, re-enacted or consolidated.
2	Grant of Right
2.1	Celador hereby grants to the MACROSPACE, subject to the terms and conditions of this Agreement, the following exclusive rights for the duration of the Term in the Territory:
(a)	To develop the Game and incorporate the Content in the Game; subject in particular to the provisions of clause 3.3 below, to use, display and/or reproduce the Celador Marks in the Game and to reproduce the copyright contained in the artistic works, sketches, designs and artwork of the Celador Marks in respect of the Game;

(b)	To use the Music Package on a non-exclusive basis for Synchronisation subject at all times to the Music Synchronisation Licence and otherwise in accordance with the terms of this Agreement;
2.2	In the MACROSPACE Territories only, to market, promote, distribute and subject to the prior written approval of Celador, which shall not be unreasonably withheld or delayed, to enter into sub-licenses with MNO’s and/or WSP’s in the MACROSPACE Territories (save for the avoidance of doubt the Prohibited Carriers) for provision of the Game as a premium product and Marketing Activities, (“Third Party Sub Licences”) provided that all such Third Party Sub Licenses contain equivalent terms and conditions to this Agreement, in connection with the acknowledgment of Celador’s ownership of the Game, the Format, the Celador Marks, the Local Series Title and the Local Series Logo and approvals in respect of Marketing Activities. For the avoidance of doubt it is agreed by Celador and MACROSPACE that any changes to provisions of the Third Party Sub Licenses, including but not limited to revenue share arrangements and pricing structure under the Third Party Sub Licenses are subject to the prior written approval of Celador. All approvals shall be provided by Celador in accordance with clause 4.4 below.

(collectively referred to as the “Rights”)
MACROSPACE acknowledges and agrees that all IPR in the Format, the Programme, the Local Series Titles, the Local Series Logos, the Content are proprietary to and/or controlled by Celador and all rights in the same not expressly granted hereunder are hereby reserved absolutely to Celador to exploit in its sole and absolute discretion
3	Obligations of MACROSPACE
In consideration of the Rights granted hereunder MACROSPACE agrees and undertakes:
3.1	To develop the Game in accordance with the Specification, as well as develop and/or provide any software to manage and schedule the Game, as well as any updates and/or upgrades thereto and develop and provide the New Editions of the Game.

3.2	To procure that the Marketing Activities in the MACROSPACE Territories are conducted by the MNO and/or WSP no later than the date of Launch and throughout the Term and procure that the MNO and/or WSP meet’s all costs and expenses associated with the same which shall at all times:
(a)	be subject to the prior written approval of Celador;

(b)	be carried out by the MNO and/or WSP in strict accordance with the Celador Guidelines and any further instructions/recommendations of Celador from time to time during the Term;

(c)	make reference to the fact that the Game is provided in association with Celador; and

(d)	comply with all applicable laws, regulations, standards and directions of any relevant authority in the relevant Territory;

(e)	uphold the good name, image and reputation of the Format, the Programme and Celador; and

(f)	conform with and are conducted in accordance with a marketing strategy agreed with Celador which shall at all times comply with the image, design and appearance of the Format and the Programme;
3.3	to procure the creation and dissemination of the Marketing Materials in the MACROSPACE Territories by the MNO and/or WSP and procure that the MNO and/or WSP meets all costs and expenses associated with the same and likewise to further procure the creation, dissemination and the payment of all costs and expenses in relation to any further Marketing Activities by the MNO and/or WSP as approved by Celador in accordance herewith;

3.4	to procure that all Marketing Activities including, but not limited to, the Marketing Materials, use, display or reproduce such of the Celador Marks as Celador shall require from time to time. To this end MACROSPACE hereby warrants and agrees that it will obtain written undertakings from the MNO and/or WSP that:
(a)	it will use, display or reproduce the Celador Marks only in connection with the Marketing Activities;

(b)	it will use, display or reproduce the Celador Marks only in accordance with the prior written approval of Celador and in accordance with the Celador Guidelines and any further instructions as communicated by Celador from time to time during the relevant Term and shall seek Celador’s prior written consent in relation to all artwork and/or copy on which the Celador Marks are used, displayed or reproduced;

(c)	it will clearly designate that the Celador Marks are owned/controlled by Celador by use of the appropriate intellectual property notices set out in the Celador Guidelines or as further communicated by Celador from time to time during the relevant Term; and

(d)	except as specifically authorised in this clause 3.4, it will not use the Celador Marks or the Celador name for any other purpose without Celador’s prior written consent nor shall it make any alterations or additions to the Celador Marks without Celador’s prior written approval.
3.5	***** prior to Launch, to deliver a copy of the Game via the MACROSPACE intranet in machine readable format for approval by Celador and/or the date on which the Game has to be submitted to an MNO and/or WSP for QA Testing;

3.6	to provide a localized version of the Game for the Territory, containing the Local Series Logos,

3.7	to supply the Game to MNO’s and/or WSP’s in accordance with their game submission criteria;

3.8	to provide Celador with detailed game play structure in respect of the Game in each Territory;

3.9	to install and/or integrate the Game on to the MNO’s and/or WSP’s platform in the MACROSPACE Territories, and upon notification by Celador, on the platform of any MNO and/or WSP in the Celador Territories;

3.10	to enter into Third Party Sub Licences in the MACROSPACE Territories;

*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

3.11	to enter into agreements with Service Providers in respect of the provision of the Services in the Territory if required;

3.12	to provide and/or procure hosting services in respect of the Game as applicable in the Territory;

3.13	to provide Technical Support in respect of the Game in the Territory;

3.14	to collect and administer Gross Revenues for the MACROSPACE Territories; and

3.15	to administer and distribute the Celador Share for the MACROSPACE Territories in accordance with clauses 5 and 6;

3.16	to clear all use of the Music Package with respect to Marketing Activities in the MACROSPACE Territories;

3.17	to enter in to the Music Synchronisation Licence;

3.18	to integrate the Questions in the Game;

3.19	to monitor the operation and usage of the Game in each individual Territory and to provide to Celador the Usage Information for each individual Territory in excel format by e-mail on a monthly basis during the Term;

3.20	not to enter into agreements and/or supply and/or provide the Game in the Celador Territories;

3.21	not to enter into agreements and/or supply and/or provide the Game to the Prohibited Carriers;

3.22	not to develop and/or distribute a product identical to the Game and/or based on and/or including the Format;

3.23	to administer and distribute the Music Royalty in respect of the MACROSPACE Territories to Lusam Music Limited; and

3.24	to provide the New Editions in accordance with the Time Table.

4	Obligations of Celador

Celador agrees and undertakes as follows:

4.1	to supply to MACROSPACE free of charge, the Celador Guidelines including, for the avoidance of doubt, the Celador Logos & Graphics CD receipt of which MACROSPACE hereby acknowledges and accepts and at the date of this Agreement,

4.2	to supply to MACROSPACE free of charge, the Music Package within 30 (thirty) days of the signature of this Agreement;

4.3	to provide to the MNO and/or WSP’s as soon as reasonably practicable approval and no later than 4 (four) Business Days of receipt of such request in respect of the Marketing Activities and the Marketing Materials;

4.4	to provide all approvals required under this Agreement to MACROSPACE within 4 (four) Business Days of receipt of a request from MACROSPACE. For the avoidance of doubt, written approval may be communicated by email;

4.5	to liaise as necessary with MACROSPACE with a view to ensuring the smooth operation of the Game in each Territory and the mutual exchange of relevant information relating to the Game in each Territory;

4.6	to provide the agreed number of Questions for each Territory in respect of the Game and/or New Editions;

4.7	to enter into agreements for the provision of the Game in the Celador Territories;

4.8	to collect and administer Gross Revenues for the Celador Territories;

4.9	to administer and distribute the MACROSPACE Share for the Celador Territories in accordance with clauses 5 and 6;

4.10	to notify MACROSPACE in the event that Celador executes an agreement with a Prohibited Carrier and/or in an Excluded Territory with respect to the provision of the Game. For the avoidance of doubt it is agreed by the Parties that in such circumstances such Prohibited Carrier and/or Excluded Territory shall be deemed as being included in the Celador Territories and any net income arising shall be shared by the Parties as part of the MACROSPACE Share and/or the Celador Share.

4.11	To notify MACROSPACE in the event that Celador decides not to enter into an agreement with a Prohibited Carrier and/or in an Excluded Territory with respect to the provision of the Game. For the avoidance of doubt it is agreed by the Parties that in such circumstances that should the Parties agree that MACROSPACE may enter into an agreement with such Prohibited Carrier and/or Excluded Territory, in these circumstances such Prohibited Carrier and/or Excluded Territory shall be deemed as being included in the MACROSPACE Territories and any net income arising shall be shared by the Parties as part of the MACROSPACE Share and/or the Celador Share.

4.12	to administer and distribute the Music Royalty in respect of the Celador Territories to Lusam Music Limited;

4.13	Not to enter into agreements and/or supply and/or provide the Game to MNO’s and WSP’s in the MACROSPACE Territories, save, for the avoidance of doubt the Prohibited MNO’s; and

4.14	To provide approval of the Game within 7 (seven) days of delivery by MACROSPACE pursuant to clause 3.5 above.

5	Consideration

5.1	In consideration of Celador’s undertakings hereunder and subject to the delivery to MACROSPACE of a valid VAT invoice by Celador in a timely manner, MACROSPACE agrees to pay to Celador the Celador Share in respect of the MACROSPACE Territories in accordance with clause 6 below.

5.2	In consideration of MACROSPACE’s undertakings hereunder and subject to the delivery to Celador of a valid VAT invoice by MACROSPACE in a timely manner, Celador agrees to pay to MACROSPACE the MACROSPACE Share in respect of the Celador Territories in accordance with clause 6 below.

6	Accounting

6.1	Within 45 (forty-five) days of the end of each quarter being the last day of March, June, September and December in each calendar year of the relevant Term (each a “Quarter”), or, in respect of the last Quarter of the Term, at least 30 (thirty) days prior to the end of the last Quarter, each Party hereby undertakes to account to the Other Party setting out details of the Net Revenue and Net Distributable Revenue received in respect of the Celador Territories and the MACROSPACE Territories respectively within such Quarter in the form of a full and accurate statement (the “ Quarterly Statement”).

6.2	MACROSPACE shall pay Celador the Celador Share in respect of the MACROSPACE Territories and such other amounts as prescribed in this Agreement by bank transfer contemporaneously with the provision of the Quarterly Statement by bank transfer to the following bank account:

*****
Swift Code: *****
Account No: *****
Sort Code: *****
IBAN: *****
Account Name: *****
Celador shall pay MACROSPACE the MACROSPACE Share in respect of the Celador Territories and such other amounts as prescribed in this Agreement by bank transfer contemporaneously with the provision of the Quarterly Statement by bank transfer to the following bank account:
*****
Swift Code: *****
Account No: *****
Sort Code: *****
IBAN: *****
Account Name: *****
6.3	Each Party shall provide the other Party with a valid VAT invoice in respect of the Celador Share and/or the MACROSPACE Share within 30 (thirty) days of receipt of the Quarterly Statement.

6.4	For the avoidance of doubt, in the event that a Party overpays any monies thought to be due and payable to the other Party in accordance with clause 6.1 above in respect of the last Quarter of the Term, such overpayment will be returned to such Party in a timely and efficient manner. Likewise, in the event that a Party underpays any monies thought to be due and payable to Celador in the last Quarter of the Term in accordance with clause 6.1 above in respect of the last Quarter of the Term, the other Party shall make payment of the outstanding amounts associated therewith within 30 (thirty) days of the end of the last Quarter.

6.5	All payments by MACROSPACE and/or Celador hereunder shall be in the currency stated in this Agreement being United Kingdom sterling and shall be made free and clear and without deductions based n any currency control restrictions, import duties, or any sales, use, value add or other taxes or withholdings. All payments shall be made to the bank account stated in clause 6.2 above or such other bank account as duly advised by each Party to the other Party in writing.

7	Warranties and Intellectual Property Rights Indemnity

7.1	Subject to clause 7.2 below Celador hereby warrants and undertakes that it has full right, title and authority to enter into this Agreement and to grant to MACROSPACE the Rights granted hereunder.

7.2	Celador gives no warranty as to the Local Series Titles or the Format;

7.3	MACROSPACE hereby warrants and undertakes that, for the duration of the relevant Term:
(a)	it has full right, title and authority to enter into this Agreement and perform its obligations hereunder;

(b)	it will not do any act or thing that will or might infringe the rights granted to it hereunder or any other rights whether proprietary, personal or moral of any third party in the performance of its obligations hereunder;

*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

(c)	it is a company duly organised and existing in good standing under the laws of England with full power and authority to acquire the rights and licences granted hereunder and to conduct its business;

(d)	this Agreement is executed as a deed on behalf of MACROSPACE by its duly authorised representatives;

(e)	the Game will not infringe any intellectual property rights of any third party nor give rise to any claims by any third party for payment or compensation pursuant to any legal right or entitlement (whether in time as at the date hereof of any time hereafter).

(f)	It shall carry out its obligations under this Agreement conscientiously with all due diligence and reasonable sill and care, including but not limited to good practice in the mobile gaming industry and shall not act in a way which shall impair of put in jeopardy the operation of the MNO’s and/or WSP’s platform in the Territory;

(g)	The Game will provide the facilities and functions and otherwise operate in accordance with the Specification;

(h)	The Game will be virus free, and free from logic bombs, Trojan horses and/or any other items of software which would disrupt the proper operation of the MNO’s and/or WSP’s platforms or any mobile device; and

(i)	The Game will be free from defects in materials, design and workmanship;
7.4	MACROSPACE will indemnify and hold harmless Celador against all actions, suits, proceedings, claims, demands, expenses (including without limitation legal costs and expenses), damages and liabilities of whatsoever nature arising out of or in connection with any claim by any third party that the operation, possession or use of the Game by an MNO and/or WSP in the Territory infringes any intellectual property and/or proprietary rights of whatsoever nature (including without limitation any patent, copyright, registered design or trade marks rights) of the said third party.

7.5	MACROSPACE will indemnify and hold harmless Celador against all actions, suits, proceedings, claims, demands, expenses (including without limitation legal costs and expenses) damages and liabilities of whatsoever nature arising out of or in connection with MACROSPACE’s breach of this Agreement or any of the representations and warranties contained herein.

8	Intellectual Property Rights

8.1	MACROSPACE acknowledges that all copyright, trade marks, design rights and all other IPR in the Format, the Programme, the Local Series Titles, the Local Series Logos, and the Content and all visual elements thereof are the exclusive property of Celador.

8.2	MACROSPACE will not, by virtue of the licences granted hereunder, acquire any right, title or interest in the Content (or any non-English language variants or phonetic approximations thereof as applicable), the Format, the Programme, the Local Series Titles, or the Local Series Logos.

8.3	Title to all the Intellectual Property Rights in the Game and the Source Code (save for those rights relating to the Format and/or the Content as included in the Game will be the absolute property of and will vest and remain vested in MACROSPACE. MACROSPACE hereby grants to Celador, subject to the terms and conditions of this Agreement, an exclusive licence to use and/or exploit the Game for any purpose as required for the duration of the Term in the Celador Territories. The Source Code shall be held in escrow by the National Computing Centre in Manchester. Both Parties undertake to enter the Escrow Agreement with the chosen escrow agent substantially in the form attached as Schedule 7 within 30 (thirty) days of execution of this Agreement.

8.4	In consideration of the rights granted to MACROSPACE hereunder by Celador and of the MACROSPACE Share, MACROSPACE hereby assigns and grants to Celador (such assignment to be effective immediately and where appropriate by way of present assignment of future copyright) the entire copyright and all other IPR absolutely throughout the universe for the full period of copyright including any extensions, revivals, reversions and renewals and thereafter in so far as possible in perpetuity in any reproduction, adaption, alteration or addition to the Format or the Content or rights arising by virtue of MACROSPACE’s exercise of the rights granted under this Agreement of whatever nature, however substantial or insubstantial and every element and part thereof.

8.5	MACROSPACE hereby undertakes to immediately bring to the attention of Celador any actual or threatened infringement or other improper or wrongful use in each of the MACROSPACE Territories or any of the rights granted hereunder or of any passing off of the IPR owned and/or controlled by Celador or any act of unfair competition which may come to its notice or any actual or threatened action in respect of the rights granted hereunder (the “Claims”). MACROSPACE shall not be entitled to defend or otherwise such Claims without Celador’s prior written consent. Furthermore, MACROSPACE agrees to assist Celador in protecting such rights in whatever way Celador shall reasonably request and shall in particular allow Celador, subject to the provision of acceptable indemnities to commence and prosecute infringements, suits or other litigation in the name of Celador or to join MACROSPACE as a party to such proceedings.

9.	Representatives

9.1	MACROSPACE shall appoint a designated representative (and an alternative representative) with authority to represent and legally bind MACROSPACE on all matters in connection with this Agreement. MACROSPACE’s representative shall be the prime contact point for Celador and shall have responsibility for monitoring MACROSPACE’s performance involvement in the Game under this Agreement. MACROSPACE shall ensure that its representative (or the alternative representative) is available on Business Days to consult with the staff, agents and/or other licensees of Celador.

9.2	The Parties shall meet at regular intervals as mutually agreed between the Parties during the Term to discuss the Game and its usage.

10.	Data

Both Parties agree that the Usage Information and all data (including, but not limited to personal data) collected by MACROSPACE as a result of the operation of the Game during the relevant Term in the MACROSPACE Territories shall be owned jointly by both Parties.

11.	Music

11.1	If with the prior written agreement of Celador music of any kind other than that contained in the Music Package is used in or in connection with the Marketing Activities by the MNO and/or WSP in MACROSPACE Territories, use of such music shall be subject to the prior written approval of Celador.

11.2	MACROSPACE shall be solely responsible for:
11.2.1	The obtaining of all clearances and for the payment of all fees and royalties (including the submission of duly completed music cue sheets) due to the relevant collection societies in the MACROSPACE Territories in respect of mechanical and performing rights for the utilization of the Music Package in respect of the Marketing Activities;

11.2.2	the payment of the Music Royalty due to Celador’s music publisher Lusam Music Limited in respect of the use of music contained in the Music Package to Celador directly to Lusam Music Limited in respect of Synchronisation as set out in the Music Synchronisation Licence; and

11.2.3	the obtaining of all clearances and for the payment of all fees and royalties (including the submission of duly completed music cue sheets) due to the relevant collection societies in respect of other music (not included in the Music Package) used by the MNO and/or the WSP’s in accordance with clause 11.1 in its performance of the Marketing Activities in the MACROSPACE Territories.
12.	Confidentiality

12.1	At all times during the Term and thereafter, each party shall use the other party’s Confidential Information for the purpose of performing its obligations and exercising its rights under this Agreement only and shall refrain from disclosing, making commercial or other use of, giving or selling to any person, firm or corporation any Confidential Information of the Disclosing Party unless it:
12.1.1	has the prior written consent of the Disclosing Party; or

12.1.2	is required to do so pursuant to applicable law (and then only if it has given the Disclosing Party prompt written notice of the legal compulsion and co-operated with the Disclosing Party in any attempt to gain a protective order).
12.2	Each Party shall ensure that any third party, employee, agent or sub-contractor who requires access to any Confidential Information of the other party is aware of and will abide by the confidentiality obligations hereunder.

12.3	Neither Party shall make any statement (whether oral or in writing) in any press release, external advertising, marketing or promotional materials regarding this Agreement, the other party or its services unless:
12.3.1.1	it has received the express prior written consent of the other Party, which will not be unreasonably withheld or delayed; or

12.3.1.2	it is required to do so by law or any other regulation.
Notwithstanding the foregoing, materials that are substantially identical to those previously approved need not be submitted for re-approval.

12.4	Upon termination of this Agreement, each Party’s rights to possess and use the Confidential Information of the other Party in connection with the performance of its obligations hereunder or otherwise shall terminate and each Party will, if so requested by the other, immediately deliver to that other Party all copies of that other Party’s Confidential Information in that Party’s (or that Party’s agent’s or sub-contractor’s) possession, custody or control and all copies thereof, in whatever form or medium and certify in writing that it has fulfilled its obligations under this clause 12.4.

12.5	Each Party shall indemnify and hold the other harmless from any damages, expenses, costs (including legal costs and fees), claims and/or demands which the other may suffer or sustain as a result of any breach of this clause 12 by either Party.

13.	Assignment

13.1	MACROSPACE shall not assign, sublicense or otherwise transfer this Agreement or any of its rights or obligations hereunder either wholly or in part except as expressly provided hereunder or as duly approved by Celador in writing in advance.

14.	Liability

14.1	Nothing in this Agreement shall limit either party’s liability in respect of any claims:
14.1.1	for death or personal injury caused by the negligence of such party;

14.1.2	resulting from any fraud including without limitation fraudulent misrepresentation made by such party; or

14.1.3	for which liability may not otherwise lawfully be limited or excluded.
15.	Termination

15.1	Celador shall be entitled to terminate this entire Agreement forthwith by notice in writing to MACROSPACE if MACROSPACE:

15.1.1	commits any material or persistent breach of any of its obligations hereunder, and (in the case of a breach capable of being remedied) shall have failed, within 14 (fourteen) days after the receipt of a written request from Celador so to do, to remedy the breach;

15.1.2	is in breach of the provisions of the Music Synchronisation Licence;

15.1.3	Save with respect to the proposed merger of Macrospace with Sorrent Inc., undergoes any change of control (“control” meaning the power to direct the affairs of a company directly or indirectly, whether by contract, ownership of shares or otherwise);

15.1.4	passes a resolution for winding up (otherwise than for the purpose of a bona fide scheme of solvent amalgamation or reconstruction) or a court of competent jurisdiction shall make an order to that effect;

15.1.5	make any voluntary arrangement with its creditors or become subject to an administration order;

15.1.6	has a receiver, manager, administrative receiver, administrator, liquidator or similar officer appointed over or in respect of it or over or in respect of any part of its undertaking or assets; or

15.1.7	fails to pay its debts as and when they fall due or ceases and/or threatens to cease to carry on business; or

15.1.8	anything analogous to any of the above.
15.2	Upon expiry of the ***** of the Term, either Party may terminate this Agreement upon provision of ***** notice to the other Party.

15.3	In the event that Celador terminates this Agreement pursuant to clause 15.1 or either Party terminates this Agreement pursuant to clause 15.2, all rights granted hereunder by a Party shall immediately and automatically revert to that Party, MACROSPACE shall procure the immediate cessation of Marketing Activities in the MACROSPACE Territories by the MNO and/or the WSP’s, including, but not limited to the issue of any Marketing Materials or other promotional materials concerning the Game in any of the MACROSPACE Territories. MACROSPACE shall return the Content and any copies thereto to Celador within 5 (five) Business Days and shall make no reference to the Game (other than to announce its termination, and any such announcement to be subject to the prior written approval of Celador). In addition, upon expiry and/or termination of this Agreement for any reason whatsoever MACROSPACE shall not distribute or provide the Game to any other MNO or WSP or develop and/or distribute any other game which includes or is based on the Format. Celador shall, upon expiry and/or termination of this Agreement cease distribution of the Game in the Celador Territories.

*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

15.4	Termination of this Agreement for any reason shall not affect any provision in this Agreement designed or expressed to survive termination, including but not limited to clauses 8.4, 10, 12, 14 and 17.8.

15.5	If an event beyond the reasonable control of the relevant party (not being an event described in clause 15.1 and/or 15.2 above) frustrates either Celador or MACROSPACE from fulfilling its obligations hereunder such party shall not be considered to be in breach of this Agreement but if such event persists for (3) three months or longer, this Agreement shall be terminable at the option of the other party at its sole and absolute discretion.
16.	Notices

16.1	Any notice or other communication given or made by either party under or in connection with any matter contemplated by this Agreement shall be made in writing and shall be addressed as provided in this clause 16 and, if so addressed, shall be deemed to have been duly given or made as follows:

16.1.1	if sent by personal delivery, upon delivery at the address of the relevant party;

16.1.2	if sent by first class post, (2) two full Business Days after the date of posting; and

16.1.3	if sent by facsimile, when successfully despatched.

16.2	Unless notification to the contrary is given by the relevant party as specified above, the relevant addressee and facsimile number of the Parties for the purposes of this Agreement are:

Celador:	The address which first appears above and facsimile no:
*****
marked for the attention of ***** and the Head of Legal

MACROSPACE	The address which first appears above and facsimile no:
*****
marked for the attention of *****
17.	General

17.1	This Agreement forms the entire agreement between the Parties relating to the subject matter hereof. It supersedes any previous agreement (whether written, oral or implied) between MACROSPACE and Celador relating to the subject matter of this Agreement and, from the date of this Agreement, the Parties agree that no claim shall arise in respect of any superseded agreement.

17.2	Any variation of this Agreement shall be binding only if it is recorded in writing signed by both Parties.

17.3	This Agreement does not create or confer any rights or benefits enforceable by any person not a party to it (within the meaning of the Contracts (Rights of Third Parties) Act 1999).

17.4	No failure or delay on the part of any party to exercise any right of remedy under this Agreement shall be construed or operated as a waiver thereof nor shall any single or partial exercise of any right of remedy be construed as such. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

17.5	In order that the payments, Quarterly Statements and reports provided by each of the Parties to the other party under this Agreement may be verified, both Parties shall keep complete and accurate books and records. Each Party shall permit its books and records to be inspected and audited from time to time upon reasonable notice or upon

*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

request by the other Party no more than twice during the Term at the expense of the party requesting the audit by a representative of the Party requesting the audit or by an independent certified public accounted appointed by such Party. Reimbursement of an underpayment or overpayment revealed by an audit conducted under this clause 17.5 is to be dealt with by the Parties in accordance with clause 6.4 above. If the deficit of payment if 10% (ten) per cent or greater in favour of the Party requesting the audit, such party shall be entitled to the reasonable costs of conducting the audit from the Party who is the subject of the audit.

17.6	In the event that any provisions in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the remaining provisions of this Agreement.

17.7	This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all the counterparts together shall constitute one and the same agreement.

17.8	This Agreement shall not be deemed to constitute an agency, a partnership or a joint venture between the Parties and neither party shall hold itself as the agent of the other except as expressly provided in this Agreement.

17.9	MACROSPACE undertakes to do any other act or thing or enter into any documentation which celador may reasonably require in order to give effect to the provisions of this Agreement.

17.10	Both Parties undertake to complete the Schedules within 30 (thirty) days of execution of this Agreement.

17.11	This Agreement is governed by and construed in accordance with English law and the Parties irrevocably submit to the exclusive jurisdiction of the English courts to settle any disputes which may arise out of or in connection with this Agreement.
In witness whereof the Parties have caused this Agreement to be executed as a deed on the day first above written.

Schedule 1
MACROSPACE Territories
Part A — The Territory
Part B — The Local Series
Part C — The Local Series Title
Part D — The Local Series Logo
Part E — The Language
Part F — The Specification (including Service Level Agreement)
Part G — Launch Date

Schedule 2
The Celador Territories
Part A — The Territory
Part B — The Local Series
Part C — The Local Series Title
Part D — The Local Series Logo
Part E — The Language
Part F — The Specification (including Service Level Agreement)
Part G — Launch Date

Schedule 3
Prohibited Territories
France
Australia
New Zealand
USA
Mexico
Canada
Peru
Indonesia
Japan
Germany (until 28th February 2005)
China

Schedule 4
Time Table

Schedule 5
Prohibited Carriers’s
Vodafone Group

Schedule 6
Music Synchronisation Licence
THIS AGREEMENT is made the 8th day of December 2004
BETWEEN:
(1)	Lusam Music Limited whose registered office is at 39 Long Acre, London, WC2E 9JT and is registered in England with company number 03918219 (hereinafter the “Publisher”); and
(2)	Macrospace Limited whose registered office is at Priory House, 6 Wrights Lane, London W8 6TA, United Kingdom and is registered in England with company number 4223253 (hereinafter the “Licensee”).
IT IS HEREBY AGREED AS FOLLOWS:
All capitalised terms herein, save for as those defined below, shall have the meanings ascribed in the Wireless Games Agreement between the Licensee and Celador (the “Agreement”) of even date to this Music Synchronisation Licence (the “Licence”), of which this Licence is a Schedule.
1.	Definitions

“New Editions”	as defined in the Agreement;

“Media”	radio, television, the internet and any further media as

agreed by the Publisher in writing in advance;

“Music Package”	as defined in the Agreement;

“Music Royalty” a fixed royalty of an amount representing *****% (***** per cent) of Net Revenue in respect of the MACROSPACE Territories which shall be payable by the Licensee in accordance with the provisions of the Agreement;

“Synchronisation”	as defined in the Agreement;

“Term”	as defined in the Agreement;

“MACROSPACE Territories”	as defined in the Agreement,

“Territory”	as defined in the Agreement.

*****  The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

2.	Rights

2.1	In consideration of and subject to the payment by the Licensee to the Publisher of the Music Royalty the Publisher hereby grants to the Licensee the following non- exclusive rights during the Term:
(a)	the right to synchronise or otherwise use the Music Package in or with the Game and/or the New Editions in the Territory;

(b)	the right to issue to the public copies of the Game and/or the New Editions which contain or with which the Music Package is synchronised in whole or in part and to advertise the same including the use of extracts of the Music Package in the Media by way of the Marketing Activities in the MACROSPACE Territories; and

(c)	the right to reproduce the Music Package for the purposes in sub-clauses (a) and (b) above.
2.2	For the avoidance of doubt and without limitation, unless the contrary is expressly stated nothing herein:
(a)	shall permit the Licensee or any subcontractor to alter, re-record or parody the Music Package; and/or

(b)	shall give the Licensee or any subcontractor any rights other than in the Music Package as prescribed herein; and/or

(c)	shall give the Licensee or any subcontractor the right to use the Music Package and/or the master recording in the same other than as part of the Game and/or the New Editions, nor to manufacture, sell and/or use sound recordings embodying the Music Package separately or other than for purposes set out in clause 2.1 of this Licence above.
2.3	The rights granted herein are subject to the rights of the relevant performing right and mechanical copyright protection societies or succeeding or equivalent societies within the relevant MACROSPACE Territories and the Licensee shall or shall procure that all necessary returns and payments are properly and accurately made and submitted.
2.4	All rights not expressly granted to the Licensee hereunder are reserved to the Publisher and the Licensee acknowledges and confirms that it has no copyright interest or other proprietary interest in the Music Package.
2.5	All Music Royalties due to the Publisher hereunder shall be paid punctually to Lusam and in the event of late payment shall bear interest at 4% above the base rate of Barclays Bank Plc for the time being from the date that such payment became due and until such payment is made by the Licensee in accordance with the provisions of the Agreement.

3.	Publisher’s Warranties
3.1	The Publisher represents and warrants that it is fully entitled to grant the licence herein to the Licensee and owns and/or controls all necessary rights in the Music Package in order to do so.
3.2	The Publisher agrees to indemnify and hold the Licensee harmless from any claim made with respect to the Licensee’s use of the Music Package in accordance with this Licence.
4.	Licensee’s Warranties

4.1	The Licensee hereby warrants and undertakes that:
(a)	the Music Package and the original master recording in relation to the same shall not be used for any purposes separately from and/or independently of the production, exploitation or publicity of the Game and/or the New Editions;

(b)	it shall not incorporate the Music Package and the original master recording in relation to the same or attempt to incorporate the Music Package or permit to allow others to do so, in or on a record as the same is more particularly defined in the Copyright Designs and Patents Act 1988;

(c)	it shall not alter the fundamental character of the Music Package and/or the lyrics of the Music Package without the Licensor’s prior written consent.
4.2	The Licensee shall indemnify the Publisher against any and all claims, costs, proceedings, demands, losses, damages, or expenses resulting from or by reason of any breach of any of the representations, warranties, agreements and undertakings made by the Licensee herein.
5.	Statement of Accounts
5.1	The Licensee shall render full and complete quarterly statements of account to the Publisher in accordance with the provisions of clause 6 of the Agreement save that payment of the Music Royalty shall be invoiced by the Publisher and paid by the Licensee to the Publisher direct. The bank details for Lusam Music Limited are as follows: ***** Sort Code ***** Account number ***** Account Name *****.
6	Breach
6.1	Notwithstanding the definition of the Term herein, without prejudice to its other rights and remedies, the Publisher may terminate this Agreement forthwith by notice in writing in the event that the Licensee commits a material breach of the terms and conditions of this Licence, or persistent breach, whether material or not, of any of its obligations, warranties or representations contained herein and fails to remedy the same (if capable of remedy) within fourteen (14) days of being given notice so to do. In the event of such termination any exploitation of the New Editions after the date of the breach shall be deemed to have been without authorised licence.
6.2	This Licence shall also terminate if the Agreement is terminated pursuant to the provisions of the Agreement.

*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

Signed as a deed by for and on behalf of Lusam Music Limited

By:	/s/ Paul Smith	(Director)

Print Name: Paul Smith
Title: Director

By :	/s/ Stephen Dover	Director / Secretary)

Print Name: STEPHEN DOVER
Title: DIRECTOR

For and on behalf of Macrospace Limited

By:	/s/ Shukri Shammas	(Director)

Print Name: SHUKRI SHAMMAS
Title: MANAGING DIRECTOR

By:	/s/ Tareq Naqib	(Director/Secretary)

Print Name: TAREQ NAQIB
Title: FINANCE DIRECTOR

Schedule 7
Escrow Agreement
REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

Single Licensee

Escrow Agreement No: 33105 Dated: 2 MAR 2005
Escrow Agreement Between:
(1)	MACROSPACE LIMITED whose registered office is at 58-60 Berners Street, London, WIT 4JS (CRN:04223253 ) (“the Owner”);
(2)	CELADOR INTERNATIONAL LIMITED whose registered office is at 39 Long Acre Lane, London, WC2E 9LG (CRN:02719242 ) (“the Licensee”) and
(3)	NCC ESCROW INTERNATIONAL LIMITED whose registered office is at Manchester Technology Centre, Oxford Road, Manchester M1 7EF, ENGLAND (CRN: 3081952) (“NCC Escrow”).
Preliminary:
(A)	The Licensee has been granted a licence to use a software package comprising computer programs.
(B)	Certain technical information and documentation relating to the software package is the confidential property of the Owner and in the circumstances provided for in this Agreement would be required by the Licensee for understanding, maintaining, modifying and correcting the software package in order to give continued effect to the Licensee’s rights under the Licence Agreement.
(C)	The Owner acknowledges that upon the occurrence of any of the Release Events of this Agreement, the Licensee may require possession of and a right to use the technical information and documentation to be deposited with and held by NCC Escrow under this Agreement.
(D)	Each of the Parties acknowledges that the consideration for their respective undertakings under this Agreement are the undertakings and obligations agreed to by each of the Parties hereunder.
It is agreed that:
1	Definitions
In this Agreement the following terms shall have the following meanings:

1.1	“Agreement” means the terms and conditions of this escrow agreement set out below, the Schedules and Appendix A hereto and the Order Form.

1.2	“Confidential Information” means all tangible and intangible information designated as confidential by any party in writing together with all other information which may reasonably be regarded as confidential.

1.3	“Full Verification” means the tests and processes constituting NCC Escrow’s Full Verification service and/or such other tests and processes as may be agreed between the parties for the verification of the Material.

1.4	“Independent Expert” means a suitably qualified solicitor or barrister.

1.5	“Integrity Testing” means those tests and processes forming NCC Escrow’s Integrity Testing service, in so far as they are applicable to the Material.

1.6	“Intellectual Property Rights” mean any copyright, patent, design patent, registered designs, design rights, utility models, trademarks, service marks, an application for any of these or the right to apply for the same, trade secrets, know how, database rights, moral rights, confidential information, trade or business names, domain names, and any other rights of a similar nature including industrial and proprietary rights and other similar protected rights in any country and any licences under or in respect of such rights.

1.7	“Licence Agreement” means the agreement under which the Licensee was granted rights to the Package.

1.8	“Material” means the Source Code of the Package and such other materials and documentation (including updates and upgrades thereto and new versions thereof) as are necessary to comply with clause 2 hereof.

1.9	“Order Form” means the order placed with NCC Escrow for the set up of this Agreement.

1.10	“Package” means the software package and any updates, upgrades or new versions thereof licensed to the Licensee under the Licence Agreement and referred to in Schedule 1.

1.11	“Source Code” means the computer programming code of the Package in human readable form.
2	Owner’s Duties and Warranties
2.1	The Owner shall:
2.1.1	deliver a copy of the Material to NCC Escrow within 30 days of the date of this Agreement;

2.1.2	at all times ensure that the Material as delivered to NCC Escrow is capable of being used to generate the latest version of the Package issued to the Licensee and shall deliver to NCC Escrow further copies of the Material as and when necessary;

2.1.3	deliver to NCC Escrow a replacement copy of the Material within 12 months of the last delivery to ensure the integrity of the Material media;

2.1.4	deliver a replacement copy of the Material to NCC Escrow within 14 days of receipt of a notice served upon it by NCC Escrow under the provisions of clause 4.1.5;

1

© The NCC Group Limited 2002	SL
2.1.5	deliver with each deposit of the Material the following information:
2.1.5.1	details of the deposit including full name (original name as set out under Schedule 1 together with any new names given to the Package by the Owner) and version details, media type, backup command/software used, compression used, archive hardware and operating system details; and

2.1.5.2	password/encryption details required to access the Material;
2.1.6	deliver with each deposit of the Material any of the following technical information (where applicable):
2.1.6.1	documentation describing the procedures for building, compiling and installing the software, including names and versions of the development tools;

2.1.6.2	software design information (e.g. module names and functionality); and

2.1.6.3	name and contact details of employees with knowledge of how to maintain and support the Material; and
2.1.7	deposit (at the request of the Licensee) a backup copy of the object code of any third party software package required to access, install, build or compile or otherwise use the Material.
2.2	The Owner warrants:
2.2.1	on its own behalf and on behalf of each and every director of the Owner, that it owns the Intellectual Property Rights in the Material (other than any third party object code referred to in clause 2.1.7) or in respect of any Source Code forming part of the Material that it does not own, it has been granted valid and ongoing rights under licence by the third party owner(s) thereof to deal with such Source Code in the manner anticipated under this Agreement and that the Owner has the express authority of such third party owner(s) to deposit the same under this Agreement as evidenced by signed letter(s) of authorisation in the form set out in Appendix A, to be provided to NCC Escrow prior to or no later than at the time of such deposits;

2.2.2	that in entering into this Agreement, it is not in breach of any of its ongoing express or implied obligations to any third party(s);

2.2.3	that the Material lodged under clause 2.1 shall contain all information in human-readable form (except for any third party object codes) and on suitable media to enable a reasonably skilled programmer or analyst to understand, maintain, modify and correct the Package; and

2.2.4	that in respect of any third party object code that the Owner at its option or at the request of the Licensee, deposits with NCC Escrow under this Agreement in conjunction with the Material, that it has full right and authority to do so.
3	Licensee’s Responsibilities and Undertakings
3.1	It shall be the responsibility of the Licensee to notify NCC Escrow of any change to the Package that necessitates a replacement deposit of the Material.

3.2	In the event that the Material is released under clause 6, the Licensee shall keep the Material confidential and shall:
3.2.1	use the Material only for the purpose of understanding, maintaining, modifying and correcting the Package exclusively on behalf of the Licensee or to such greater extent as is permitted under the Licence Agreement;

3.2.2	not disclose the Material to any person save such of its employees or contractors who need to know the same in order to understand, maintain, modify and correct the Package exclusively on behalf of the Licensee or as permitted under the Licence Agreement. In that event the Licensee shall ensure that its employees and contractors are bound by the same confidentiality obligations as are contained in this clause 3.2;

3.2.3	hold all media containing the Material in a safe and secure environment when not in use; and

3.2.4	forthwith destroy the same should the Licensee cease to be entitled to use the Package.
3.3	In the event that the Material is released under clause 6, it shall be the responsibility of the Licensee to obtain the necessary licences to utilise the object code of any third party material deposited by the Owner pursuant to clause 2.1.7.
4	NCC Escrow’s Duties
4.1	NCC Escrow shall:
4.1.1	hold the Material in a safe and secure environment;

4.1.2	upon receipt of any deposit of the Material, apply the Integrity Testing to the Material in accordance with clause 9;

4.1.3	inform the Owner and the Licensee of the receipt of any deposit of the Material by way of a copy of the Integrity Testing report or Full Verification report (as the case may be) generated from the testing carried out under clause 9;

4.1.4	at all times retain a copy of the latest verified deposit of the Material; and

4.1.5	notify the Owner and the Licensee if it becomes aware at any time during the term of this Agreement that the copy of the Material held by it has been lost, damaged or destroyed.
4.2	NCC Escrow shall not be responsible for procuring the delivery of the Material in the event of failure by the Owner to do so, but NCC Escrow may at its sole discretion notify the Licensee of the Owner’s failure to deposit any Material under this Agreement.

4.3	NCC Escrow may appoint agents, contractors or sub-contractors as it deems fit to carry out the Integrity Testing and the Full Verification and NCC Escrow shall ensure that such agents, contractors or sub- contractors are bound by the same confidentiality obligations as are contained in clause 7.

2

© The NCC Group Limited 2002	SL
4.4	NCC Escrow shall have the right to make such copies of the Material as may be necessary solely for the purposes of this Agreement and all such copies shall be destroyed following termination of this Agreement or returned to the Owner at its request.
5	Payment
5.1	The parties shall pay NCC Escrow’s standard fees and charges as published from time to time or as otherwise agreed, in the proportions set out in Schedule 2. NCC Escrow’s fees as published are exclusive of value added tax.

5.2	NCC Escrow shall be entitled to review and vary its standard fees and charges for its services applicable under this Agreement from time to time but no more than once a year upon 45 days notice to the parties.

5.3	All invoices are payable within 30 days from the date of invoice. NCC Escrow reserves the right to charge interest in respect of the late payment of any sum due under this Agreement (as well after as before judgement) at the rate of 2% per annum over the prevailing base rate of the HSBC Bank Plc accruing on a daily basis from the due date therefor until full payment.
6	Release Events
6.1	Subject to the provisions of clauses 6.2 and 6.3 and upon receipt of its release fee and any other fees outstanding under this Agreement, NCC Escrow will release the Material to a duly authorised officer of the Licensee if any of the following events (“Release Event(s)”) occur:
6.1.1	the Owner enters into any company voluntary arrangement or individual voluntary arrangement or (being a company) enters into liquidation whether compulsory or voluntary (other than for the purposes of solvent reconstruction or amalgamation) or has a receiver or administrative receiver appointed over all or any part of its assets or undertaking or an Administration Order is made or (being an individual or partnership) becomes or is adjudicated bankrupt, or an event occurs within the jurisdiction of the country in which the Owner is situated which has a similar effect to any of the above events in the United Kingdom; or

6.1.2	the Owner ceases to carry on business; or

6.1.3	the Owner assigns its rights in the Intellectual Property Rights in the Material and the assignee fails within 60 days of such assignment to offer the Licensee substantially similar protection to that provided by this Agreement without significantly increasing the cost to the Licensee; or

6.1.4	the Owner is in material breach of its obligations as to maintenance or modification of the Package under the Licence Agreement or any maintenance agreement entered into in connection with the Package and has failed to remedy such default notified by the Licensee to the Owner within a reasonable period.
6.2	The Licensee must notify NCC Escrow of the Release Event(s) specified in clause 6.1 by delivering within one month of the date of actual knowledge of the Release Event to NCC Escrow a statutory or notarised declaration (“the Declaration”) made by an officer of the Licensee declaring that such Release Event has occurred, setting out the facts and circumstances of the Release Event and that the Licence Agreement and any maintenance agreement, if relevant, for the Package was still valid and effective up to the occurrence of such event and exhibiting such documentary evidence in support of the Declaration as NCC Escrow shall reasonably require.
6.3	Upon receipt of a Declaration from the Licensee claiming a Release Event under clause 6.1:
6.3.1	NCC Escrow shall submit a copy of the Declaration to the Owner by courier or equivalent type of post; and

6.3.2	unless within 14 days after the date of despatch the Owner delivers to NCC Escrow a counter- notice signed by a duly authorised officer of the Owner stating that no such Release Event has occurred, or that the breach giving rise to the Release Event has been rectified as shown by documentation in support thereof
NCC Escrow will release the Material to the Licensee.

6.4	Upon receipt of the counter-notice from the Owner under clause 6.3.2, NCC Escrow shall send a copy of the counter-notice and any supporting evidence to the Licensee.

6.5	In the event of any dispute as to the occurrence of any of the Release Events or disputes under clause 12.5, NCC Escrow shall notify the Owner and the Licensee of the dispute and such dispute will then be referred by NCC Escrow to the Managing Director for the time being of NCC Escrow to appoint an Independent Expert or if either the Owner or the Licensee so requests apply to The Law Society or The Bar Council (or successor bodies) for the appointment of an Independent Expert on behalf of the Owner and the Licensee.

6.6	Within 5 working days of the appointment of the Independent Expert, the Owner and the Licensee shall each provide full written submissions to the Independent Expert together with all relevant documentary evidence in their possession in support of their claim, whereupon the Independent Expert shall give a decision on the matter within 14 working days of the date of referral or as soon as practicable thereafter and shall send that decision to the parties and NCC Escrow. The Independent Expert’s decision shall be final and binding on all parties to this Agreement and shall not be subject to appeal to a court in legal proceedings except in the case of manifest error.

6.7	If the Independent Expert’s decision is in favour of the Licensee, NCC Escrow is hereby authorised to release and deliver the Material to the Licensee within 7 working days of the decision being declared by the Independent Expert to the parties.

6.8	The parties hereby agree that the reasonable costs and expenses of the Independent Expert shall be borne by the Owner (or its agent or any party acting on its behalf) where the Independent Expert decides that the relevant Release Event(s) has occurred, or the Licensee where the Independent Expert decides that the relevant Release Event(s) has not occurred.

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6.9	Subject to clause 6.2 above for the avoidance of doubt, where clause 6.1.1 or 6.1.2 Release Events have been triggered, a subsequent remedy by the Owner will not invalidate the Licensee’s right to apply to NCC Escrow for release of the Material unless the Licensee waives its right in writing within one month from the date of knowledge of a Release Event.
7	Confidentiality
7.1	The Material shall remain the confidential property of the Owner and in the event that NCC Escrow provides the Material to the Licensee, the Licensee shall be permitted to use the Material only in accordance with clause 3.2.

7.2	NCC Escrow agrees to keep all Confidential Information relating to the Material and/or the Package that comes into its possession or to its knowledge under this Agreement in strictest confidence and secrecy. NCC Escrow further agrees not to make use of such information and/or documentation other than for the purposes of this Agreement and will not disclose or release it other than in accordance with the terms of this Agreement, unless the parties should expressly agree otherwise in writing signed by the authorised signatories of all parties to this Agreement.
8	Intellectual Property Rights
8.1	The release of the Material to the Licensee will not act as an assignment of any Intellectual Property Rights that the Owner or any third party possesses in the Material.

8.2	The Intellectual Property Rights in the Integrity Testing report and any Full Verification report shall remain vested in NCC Escrow. The Owner and the Licensee shall each be granted a non-exclusive non-transferable right and licence to use such report for the purposes of this Agreement and their own internal purposes only.
9	Integrity Testing and Full Verification
9.1	NCC Escrow shall bear no obligation or responsibility to any party to this Agreement or person, firm, company or entity whatsoever to determine the existence, relevance, completeness, accuracy, operation, effectiveness, functionality or any other aspect of the Material received by NCC Escrow under this Agreement.

9.2	Upon the Material being lodged with NCC Escrow, NCC Escrow shall apply its Integrity Testing to the Material.

9.3	Any party to this Agreement shall be entitled to require NCC Escrow to carry out a Full Verification. NCC Escrow’s prevailing fees and charges for the provision of the Full Verification and all reasonable expenses incurred by NCC Escrow in carrying out the Full Verification, shall be payable by the requesting party, save that if in the reasonable opinion of the Managing Director of NCC Escrow based on the relevant test report(5), the Material is substantially defective or incomplete in content, NCC Escrow’s fees charges and expenses in relation to the Full Verification shall be paid by the Owner.

9.4	Should the Material deposited fail to satisfy NCC Escrow’s Integrity Testing or Full Verification tests under clauses 9.2 or 9.3, the Owner shall within 14 days of the receipt of the notice of test failure from NCC Escrow, deposit such new, corrected or revised Material as shall be necessary to ensure its compliance with its warranties and obligations in clause 2. If the Owner fails to make such deposit of the new, corrected or revised Material, NCC Escrow will issue a report to the Licensee detailing the problem with the Material as revealed by the relevant tests.
10	NCC Escrow’s Liability
10.1	Nothing in this clause 10 excludes or limits the liability of NCC Escrow for fraudulent misrepresentation or for death or personal injury caused by NCC Escrow’s negligence. Save as aforesaid the following provisions set out the entire financial liability of NCC Escrow (including any liability for the acts or omissions of its employees, agents and sub-contractors) to the other parties:
10.1.1	NCC Escrow shall not be liable for any loss or damage caused to either the Owner or the Licensee either jointly or severally except to the extent that such loss or damage is caused by the negligent acts or omissions of or a breach of any contractual duty by NCC Escrow, its employees, agents or sub-contractors and in such event NCC Escrow’s total liability in respect of all claims arising under or by virtue of this Agreement or in connection with the performance or contemplated performance of this Agreement, shall not exceed the sum of £ ***** (***** UK pounds).

10.1.2	NCC Escrow shall not be liable to the Owner and/or the Licensee for any indirect or consequential loss or damage whether for loss of profit, loss of business, depletion of goodwill or otherwise whatsoever or howsoever caused which arise out of or in connection with this Agreement even if such loss was reasonably foreseeable or NCC Escrow had been advised of the possibility of incurring the same by the Owner, the Licensee or any third party.
10.2	NCC Escrow shall be protected in acting upon any written request, waiver, consent, receipt, statutory declaration or any other document furnished to its pursuant to and in accordance with this Agreement, not only in assuming the authority of the person furnishing such document, its authenticity, due execution and validity and effectiveness of its provisions but also as to the truth of any information contained in it which NCC Escrow in good faith believes to be genuine and what it purports to be.

*****  The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

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11	Indemnity

Save for any claim falling within the provisions of clause 10.1:
11.1	The Owner and the Licensee jointly and severally agree to reimburse NCC Escrow on an indemnity basis all of its legal and all related costs incurred directly or indirectly as a result of being brought into or otherwise becoming involved in any form of dispute resolution proceedings or any litigation of any kind between the Owner and the Licensee in relation to this Agreement to the extent that this Agreement does not otherwise provide for reimbursement of such costs.

11.2	The Owner shall assume all liability and shall indemnify and keep indemnified NCC Escrow and its officers, agents, sub-contractors and employees from and against any and all liability, loss, damages, costs, legal costs, professional and other expenses and any other liabilities of whatever nature, awarded against or agreed to be paid or otherwise suffered, incurred or sustained by NCC Escrow, whether direct, indirect or consequential as a result of or in connection with any claim by any third party(s) for alleged or actual infringement of Intellectual Property Rights arising out of or in connection with all and any dealings by NCC Escrow in respect of the Material as contemplated under this Agreement.
12	Termination
12.1	NCC Escrow may terminate this Agreement by notice in writing to the Owner and the Licensee after failure by the Owner or the Licensee to comply with a 30 day written notice from NCC Escrow to pay any outstanding fee. If the failure to pay is on the part of the Owner, the Licensee shall be given the option of paying such fee itself which option shall expire 14 days after it is notified to the Licensee. Such amount will be recoverable by the Licensee direct from the Owner.

12.2	NCC Escrow may terminate this Agreement by giving 30 days written notice to the Owner and the Licensee. In that event the Owner and the Licensee shall appoint a mutually acceptable new custodian on similar terms and conditions to those contained herein. If a new custodian is not appointed within 15 days of delivery of such notice, the Owner or the Licensee shall be entitled to request the President for the time being of the British Computer Society (or such other body replacing the same) to appoint a suitable new custodian upon such terms and conditions as he/she shall require. Such appointment shall be final and binding on all parties. If NCC Escrow is notified of the new custodian within the notice period, NCC Escrow will forthwith deliver the Material to the new custodian. If NCC Escrow is not notified of the new custodian within the notice period, NCC Escrow will destroy the Material.

12.3	The Licensee may terminate this Agreement at any time by giving written notice to NCC Escrow.

12.4	In the event that it comes to NCC Escrow’s knowledge that the Owner has assigned its Intellectual Property Rights in the Material to a third party (“Owner’s IPR Assignee”), and
12.4.1	the Owner’s IPR Assignee and the Licensee have failed to enter into a new escrow agreement within 60 days of the assignment pursuant to clause 6.1.3; or

12.4.2	the Owner and/or the Owner’s IPR Assignee has refused to enter into a novation agreement pursuant to clause 6.1.3, with NCC Escrow and the Licensee for the transfer of and assumption of rights and liabilities under this Agreement from the Owner by the Owner’s IPR Assignee;
and the Licensee has failed to exercise its right to claim for release of the Material under clause 6.1.3, NCC Escrow shall have the right to terminate this Agreement upon 30 days notice to the Owner and the Licensee.

The Licensee shall have the option of applying for release under clause 6 during this notice period, but if it fails to do so, upon the expiry of this notice period NCC Escrow shall destroy the Material unless otherwise instructed by the Owner or the Owner’s IPR Assignee prior to expiry of the notice period.

12.5	If the Licence Agreement has expired or has been lawfully terminated then the Licensee shall give notice to NCC Escrow within 14 days thereof to terminate this Agreement, failing which the Owner shall be entitled to give written notice to NCC Escrow to terminate this Agreement. Upon receipt of such notice from the Owner, NCC Escrow shall notify the Licensee of the Owner’s notice to terminate and unless within 14 days of the date of such notice from NCC Escrow the Licensee delivers to NCC Escrow a counter-notice signed by a duly authorised officer of the Licensee disputing the termination of the Licence Agreement, then the Licensee shall be deemed to have consented to such termination. Any disputes arising under this clause shall be dealt with in accordance with clauses 6.5 to 6.8.

12.6	Without prejudice to any other provisions herein, NCC Escrow shall have the right to terminate this Agreement upon 30 days notice to the Licensee and the Owner in the event that a Release Event has occurred but the Licensee has failed to apply for release of the Material under clause 6. The Licensee shall have the option of applying for release under clause 6 during this notice period, but if it fails to do so, upon the expiry of this notice period NCC Escrow shall return the Material to the Owner or destroy the Material if NCC Escrow is unable to trace the Owner.

12.7	Subject to clause 12.5, the Owner may only terminate this Agreement with the written consent of the Licensee.

12.8	This Agreement shall terminate upon release of the Material to the Licensee in accordance with clause 6.

12.9	Upon termination under the provisions of clauses 12.1, 12.3, 12.5, 12.7 or 12.10, for 30 days from the date of termination NCC Escrow will make the Material available for collection by the Owner from the premises of NCC Escrow during office hours. After such 30 day period NCC Escrow will destroy the Material.

12.10	NCC Escrow may upon 30 days written notice to all parties terminate this Agreement if it is unable to verify the legal status of any of the other parties to this Agreement despite having used reasonable endeavours to do so.

12.11	For the avoidance of doubt, this Agreement may be terminated forthwith by mutual agreement of all parties hereto and upon such termination, unless otherwise agreed, NCC Escrow will return the Material to the Owner.

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12.12	The provisions of clauses 3.2, 7, 8, 9.1, 10, 11, 12.12, 12.13, 12.14 and 13 shall continue in full force after termination of this Agreement.

12.13	On termination of this Agreement the Owner and/or the Licensee (as appropriate) shall remain liable to NCC Escrow for payment in full of any fee which has become due but which has not been paid as at the date of termination.

12.14	The termination of this Agreement, however arising, shall be without prejudice to the rights accrued to the parties prior to termination.
13	General
13.1	The parties shall notify the other parties within 30 days of any change of names or any other material changes that may affect the validity or operation of this Agreement.

13.2	The formation, existence, construction, performance, validity and all aspects of this Agreement shall be governed by and construed in accordance with the laws of England and subject to clauses 6.5 to 6.8 and clause 12.5 the parties submit to the exclusive jurisdiction of the English courts.

13.3	This escrow agreement, the Schedules and the Appendix hereto, the Order Form and any relevant NCC Escrow standard terms and conditions represent the whole agreement relating to the escrow arrangements between the parties for the Package and shall supersede all prior agreements, discussions, arrangements, representations, negotiations and undertakings. In the event of any conflict between any of these documents, the terms of this escrow agreement shall prevail.

13.4	Any notice or other communication required or permitted to be given or made hereunder shall be validly given or made if delivered by hand or courier or if despatched by pre-paid, registered letter post addressed to the address specified on page 1 of this Agreement (or such other address as may be notified to the parties from time to time) or if sent by facsimile message to such facsimile number as has been notified to the parties from time to time and shall be deemed to be given or made:
(i)	if delivered by hand or courier, at the time of delivery;

(ii)	if sent by registered first class post, 2 business days after the same shall have been posted;

(iii)	if sent by facsimile, at the time of transmission of the facsimile transmission with facsimile machine confirmation of transmission to the correct facsimile number of all pages of the notice.
13.5	The Owner and the Licensee shall not assign, transfer or subcontract this Agreement or any rights or obligations thereunder without the prior written consent of the other Parties.

13.6	NCC Escrow shall be entitled to transfer or assign this Agreement upon notice to both the Owner and the Licensee.

13.7	Within 14 days of any assignment or transfer by the Owner of any part of its Intellectual Property Rights in the Material, the Owner shall notify NCC Escrow of such assignment.

13.8	This Agreement shall be binding upon the successors and assigns of the parties provided always that nothing shall permit any assignment by either the Owner or the Licensee except as expressly provided herein.

13.9	If any provision of this Agreement is declared illegal, invalid or unenforceable, or is too broad in any respect to permit enforcement to its full extent, the parties agree that such provision shall be enforced to the maximum extent permitted by law and that such provision shall be deemed to be varied accordingly. If any provision of this Agreement is found by any court, tribunal or administrative body of competent jurisdiction to be wholly or partly illegal, invalid, void, voidable, unenforceable or unreasonable, it shall, to the extent of such illegality, invalidity, voidability, unenforceability or unreasonableness, be deemed severable to that extent and the remaining part of the provision and the rest of the provisions of this Agreement shall continue in full force and effect.

13.10	Save as expressly provided in this Agreement, no amendment or variation of this Agreement shall be effective unless in writing and signed by a duly authorised representative of each of the parties to it.

13.11	The parties shall not be liable to each other or be deemed to be in breach of this Agreement by reason of any delay in performing, or failure to perform, any of their obligations under this Agreement if the delay or failure was beyond that party’s reasonable control (including, without limitation, fire, flood, explosion, epidemic, riot, civil commotion, any strike, lockout or other industrial action, act of God, war or warlike hostilities or threat of war, terrorist activities, accidental or malicious damage, or any prohibition or restriction by any governments or other legal authority which affects this Agreement and which is not in force on the date of this Agreement). A party claiming to be unable to perform its obligations under this Agreement (either on time or at all) in any of the circumstances set out above must notify the other parties of the nature and extent of the circumstances in question as soon as practicable. If such circumstances continue for more than six months, any of the other parties shall be entitled to terminate this Agreement by giving one month’s notice.

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13.12	This Agreement is not intended to create any right under the Contracts (Rights of Third Parties) Act 1999 which is enforceable by any person who is not a party to this Agreement and the rights of any third party under the said Act are hereby expressly excluded.
Signed for and on behalf of MACROSPACE LIMITED

Name: SHUKRI SHAMMAS	/s/ Shukri Shammas
Position: MANAGING DIRECTOR	(Authorised Signatory)

Signed for and on behalf of CELADOR INTERNATIONAL LIMITED

Name: ADRIAN WOOLFE	/s/ Adrian Woolfe
Position: MANAGING DIRECTOR	(Authorised Signatory)

Signed for and on behalf of NCC ESCROW INTERNATIONAL LIMITED

Name: FELICITY BRANDWOOD	/s/ Felicity Brandwood
Position: COMPANY SECRETARY	(Authorised Signatory)

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© The NCC Group Limited 2002	SL
Schedule 1
The Package
The software package known as WWTBAM or any other name(s) as may be given to it by the Owner from time to time.
Schedule 2
NCC Escrow’s Fees

	DESCRIPTION	OWNER	LICENSEE
1	Annual Fee (payable on completion of this Agreement and on each anniversary thereafter)	*****	*****
2	Scheduled Update Fee (2nd and subsequent scheduled deposits in any one year, payable on completion of this Agreement and on each anniversary thereafter)	*****	*****
3	Unscheduled Update Fee (per unscheduled deposit)	*****	*****
4	Release Fee (plus NCC Escrow’s reasonable expenses)	*****	*****
Additional fees will be payable to NCC Escrow by the Licensee (unless otherwise agreed between the parties) for the following where applicable:
•	Storage Fee for deposits in excess of 1 cubic foot;

•	Any novation of this Agreement at the request of the Owner or the Licensee;

•	Integrity Testing Fee for deposits consisting of more than 5 media items.

*****  The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

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Appendix A to Escrow Agreement No. 33105
[DRAFT]
LETTER OF AUTHORISATION
(This document MUST be signed and returned to NCC Escrow on [“A”s] letterhead at the time of execution of the Escrow Agreement or no later than at time of deposit of the Source Code material owned by [A])
In consideration of £1,00 (one sterling pound) paid by [“B”] receipt of which is hereby acknowledged by [“A”]
The undersigned, [name of authorised signatory] of [“A”] hereby grants to, and confirms that [“B”] has the authority, with regard to [name of “A“s software] software which is software licensed to [“B”] under [the Licence Agreement] entered into by and between [“A”] and [“B”] dated         , to enter into the Escrow Agreement by and between/among [“B”] , [“C”] and NCC Escrow International Limited, a copy of which is attached to this letter and initialled by the undersigned authorised signatory of [“A”] set forth below for and on behalf of [“A”].
The undersigned confirms that [“A”] is the owner of the intellectual property rights which form part of the Material described in Schedule 1 of the Escrow Agreement.
I, the undersigned                      [name of Authorised Signatory] have read the Escrow Agreement and confirm that I am fully aware of its terms and conditions, in particular but not limited to the release events which will enable [“C”] to have certain rights to the Source Code material of [A’s software].
Signed for and on behalf of [“A”]
(Authorised Signatory)

Name	:

Position	:

Date	:

Please note the following when completing this document:
•	“A” = Intellectual Property Rights owner

•	“B” = The party authorised by “A” to enter into the Escrow Agreement

•	“C” = The Licensee under the Escrow Agreement

•	The IPR owner “A” should initial the first page of the attached Agreement.

9

Signed as a deed by for and on behalf of Celador International Limited

By :	/s/ Adrian Woolfe	(Director)

Print Name: ADRIAN WOOLFE
Title: MANAGING DIRECTOR

By :	/s/ Stephen Dover	(Director / Secretary)

Print Name: STEPHEN DOVER
Title: DIRECTOR

For and on behalf of Macrospace Limited

By:	/s/ Shukri Shammas	(Director)

Print Name: SHUKRI SHAMMAS
Title: MANAGING DIRECTOR

By :	/s/ Tareq Naqib	(Director/Secretary)

Print Name: TAREQ NAQIB
Title: FINANCE DIRECTOR

10

THIS AMENDMENT No. 1 (this “Amendment”) is made the 20th  day of October 2006

Between:	Glu Mobile Limited (formerly Macrospace Limited) Priory House 6 Wrights Lane,
	London W8 6TA	(the “Licensee”)

And:	Celador International Limited 39 Long Acre
	London WC2E 9LG	(the “Licensor”)

(collectively the “Parties”)

The Parties hereby agree the following Amendment to the Wireless Game Agreement dated 8th December 2004 between the Parties (the “Agreement”):

1.	All references to Macrospace Limited and/or MACROSPACE in the Agreement shall refer to Glu Mobile Limited and/or Glu Mobile (as applicable).

2.	The definition of “Celador Share” is amended to read as follows: “Celador Share” means ***** (***** per cent) of Net Distributable Revenues in respect of all revenues arising from the provision of the Game through the Vodafone Group in the Vodafone Group Territories and ***** (***** per cent) of Net Distributable Revenues in respect of all provisioning of the Game in the Territory to third parties not within the Vodafone Group.

3.	The definition of “Permitted Deductions” in Clause 1.1 of the Agreement is amended as follows:

The words “(i) any QA testing costs associated with the Vodafone Group” and “(iii) costs of questions” are deleted and the remaining points in the paragraph shall be renumbered accordingly.

4.	The last sentence of the definition of “Game” in Clause 1.1 of the Agreement is amended so that it reads as follows:

“. . . . . . . . . . . . . . . For the avoidance of doubt this definition of Game “includes New Editions but excludes . . . . . . . . . . . . . . .”

5.	The definition of New Editions is deleted and replaced with the following:

‘New Editions’ shall mean a version of the Game where all the questions and answers included therein adhere to a particular category of genre (eg Soaps; Football); and for the avoidance of doubt, have not previously been incorporated into the Game; or as otherwise agreed upon by the parties.

6.	The definition of “Macrospace Share” (now “Glu Share”) is amended to read as follows: “Glu Share means ***** (***** percent) of Net Distributable Revenues in respect of all revenues arising from the provision of the Game

*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

through the Vodafone Group in the Vodafone Group Territories and 50% (fifty per cent) of Net Distributable Revenues for all other provisioning of the Game in the Territory, including without limitation the Vodafone Group Territories to third parties not within the Vodafone Group.

7.	The following definition of “Vodafone Group” shall be added following the definition of “Usage Information” and prior to the definition of “WAP”:

“Vodafone Group” means as defined in the Master Reseller Agreement between Vodafone Global Content Services Limited and Macrospace Limited (now known as Glu Mobile Limited) dated 7th July 2003.

8.	The following definition of Vodafone Group Territories shall be added following the definition of “Vodafone Group”:

“Vodafone Group Territories” means Australia, New Zealand, Germany, Spain, Greece, Ireland (the Game must not be called “Who Wants To Be A Millionaire in Ireland and must be called “Who Wants To Win A Million”), Portugal, Holland, Hungary, Sweden, United Kingdom, Belgium and any other territories in which the Vodafone Group operates.

9.	In order to reflect the agreement by the Parties that as of the date of this Amendment Glu shall take over all responsibilities of Celador and/or obligations of Celador to Glu in respect of the Celador Territories and in respect of Vodafone Group in accordance with provisions of the Agreement the following amendments are agreed by the Parties:

a.	The definitions of the “Celador Territories” and the “Macrospace Territories” in Clause 1.1 of the Agreement are deleted. All references throughout the Agreement to the Celador Territories and the Macrospace Territories shall be replaced with the words “the Territory”. As such, Schedule 2 ‘The Celador Territories’ is deleted.
b.	The definition of the “Territory” in Clause 1.1 of the Agreement is amended to read “all those countries set out in Schedule 1, which shall, for the avoidance of doubt, include the Vodafone Group Territories”. Schedule 1 shall be renamed ‘The Territory’ and shall refer in Part A to the following countries: Austria, Australia, Belgium, Bulgaria, Croatia, Czech Republic, Denmark, Finland, Germany (save for distribution of the Game through RTL owned and/or controlled companies and/or affiliates), Greece, Holland, Hong Kong, Hungary, India, Republic of Ireland (NB the Game must not be called “Who Wants To Be A Millionaire?” in Ireland and must be called “Who Wants To Win A Million”), Italy, New Zealand, Norway, Poland, Portugal, Romania, Russia, Singapore, Slovenia, Spain, Sweden, Switzerland, Turkey, and the United Kingdom.
c.	The definition of Prohibited Carriers in Clause 1.1 of the Agreement is deleted and all references throughout the Agreement to ‘Prohibited Carriers’ are deleted. As such, Schedule 5 ‘Prohibited Carriers’ is deleted.

d.	The list of “Prohibited Territories” set out in Schedule 3 is amended as follows: 1) by the deletion of the following countries: Australia and New Zealand and 2) after the word ‘Germany’ the following wording is added: ‘being all distribution of the Game through RTL owned and/or controlled companies and/or affiliates’.

e.	All other amendments to the Agreement necessary to the agreement to reflect the above are deemed and/or impliedly agreed by the Parties save that all rights in respect of the Prohibited Territories are expressly reserved to Celador.

10.	Clause 3.20 of the Agreement is deleted and replaced with “intentionally deleted”.

11.	Clause 3.21 of the Agreement is deleted and replaced with the following: “to provide continuity of service to Vodafone in respect of the Game and to enter into an agreement with Vodafone Group Services Limited and/or amend Glu’s existing agreement with Vodafone Group Services Limited to provide for the provisioning of the Game to Vodafone Group Companies.

12.	Clause 3 of the Agreement is amended by the addition of clause 3.25 as follows: “to be responsible for ***** (***** percent) of the costs of Questions in the Territory and to pay Celador’s invoice in respect of such costs within 30 (thirty) days of receipt of such invoice.

13.	Clause 3 of the Agreement is amended by the addition of clause 3.26 as follows: “To liaise with Vodafone Group in respect of QA testing for the Game and New Editions which shall be conducted by a QA company approved by Vodafone Group and to be responsible for all costs incurred in respect of such QA testing.

14.	Clause 3 of the Agreement is amended by the addition of the following as clause 3.27: “Not to include the Game in a bundle or package of other content as a single or combined offering without the prior written approval of Celador”.

15.	Clause 3 of the Agreement is amended by the addition of the following as clause 3.28: “to effect and maintain commercial general liability insurance of no less than USD $2,000,000 (two million United States Dollars) and professional liability insurance and errors and omissions liability insurance of no less than USD $2,000,000 (two million United States Dollars). Glu shall upon written request by Celador provide Celador with a certificate of insurance evidencing such insurance policy and shall not terminate such insurance during the term of this Agreement and a period of 6 (six) years thereafter.

16.	Clause 3 of the Agreement is amended by the addition of the following as clause 3.29: “not to enter into agreements in respect of the provision of the Game in countries outside of the Territory without the prior written approval of Celador.”

17.	Both Parties agree a further extension to the Term of *****. As such, the definition of “Term” in Clause 1.1 shall be amended to read: “means a period of ***** from the Commencement Date expiring on *****”.

18.	Clauses 6.1, 6.2 and 6.3 of the Agreement are deleted in their entirety and replaced with the following and the remainder of clause 6 shall be renumbered accordingly:

*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

“6.1	Within 30 (thirty) days of the end of each month of the Term (each a “Month”) Glu hereby undertakes to provide an indicative (non-invoiceable) report to Celador setting out details of the Net Revenue and Net Distributable Revenue received in respect of each country of the Territory (the “Monthly Statement”);

6.2	Within 30 (thirty) days of the end of each quarter of the Term being the last day of March, June, September and December in each calendar year of the Term (each a “Quarter”) or, in the respect of the last Quarter of the Term, at least 30 (thirty) days prior to the end of the last Quarter, Glu hereby undertakes to account to Celador setting out details of the Net Revenue and the Net Distributable Revenue received in respect of each country of the Territory in the form of a full and accurate statement (the “Quarterly Statement”), which is an invoiceable report.

6.3	Glu shall pay Celador the Celador Share in respect of the Territory and such other amounts as prescribed in this Agreement by bank transfer to the following bank account within 30 (thirty) days of receipt of Celador’s invoice to:

*****
*****
Swift Code: *****
Account No: *****
Sort Code: *****.
IBAN: *****
Account Name: *****

6.4	Celador shall provide Glu with a valid VAT invoice in respect of the Celador Share within 30 (thirty) days of receipt of the Quarterly Statement.”

19.	Clause 14 of the Agreement is amended by the addition of the following as clauses 14.2 and 14.3:

“14.2  Except for liability arising under clause 14.1, or clause 7, or for a breach of the confidentiality obligations of clause 12 or a breach of clause 8, in each year of the Term the aggregate liability of either Party to the other Party for all claims made under or in connection with this Agreement whether based on contract, tort, negligence or otherwise shall be limited to €***** (***** euros).

14.3  Except for liability arising under clause 14.1, or clause 7, or for a breach of the confidentiality obligations of clause 12 or a breach of clause 8, the aggregate liability of either Party to the other Party under this Agreement for all claims made under or in connection with this Agreement, whether based on contract, tort, negligence or otherwise shall be limited to €***** (***** Euros).”

All capitalised terms referred to in this Amendment have (unless otherwise stated) the meaning ascribed in the Agreement.

*****	The omitted portions of this exhibit have been filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 406 promulgated under the Securities Act of 1933.

Except as expressly provided herein, all other provisions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the Parties have executed this Amendment the day and year first herein above written.

Celador International Limited	Signature:	/s/ Tim Robinson
	Name:	Tim Robinson
	Title:	Acting Managing Director

Glu Mobile Limted	Signature:	/s/ Kristian Segerstråle
	Name:	Kristian Segerstråle
	Title:	Managing Director